Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Tesla, Inc. 2010 Equity Incentive Plan of our report dated March 1, 2017, with respect to the consolidated financial statements of SolarCity Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 22, 2018